UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2010

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2010, Excel Trust, Inc., a Maryland corporation, and our operating partnership subsidiary, Excel Trust, L.P., entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and each of the lenders identified therein. The Second Amendment amends portions of our unsecured revolving credit facility.

The amended revolving credit facility bears interest at the rate of LIBOR plus a margin of 275 basis points to 400 basis points, depending on our leverage ratio, provided that in no event shall LIBOR be deemed to be less than 1.50%.

Pursuant to the Second Amendment, we are subject to ongoing compliance with a number of revised restrictive covenants, including the following:

•

a maximum leverage ratio (defined as total liabilities to total asset value) of (1) 0.60 : 1.00, until the earlier of (a) an equity issuance of common stock or preferred stock by us with gross proceeds of at least $75.0 million to $125.0 million, depending on our property holdings (a “Follow-On Offering”), and (b) December 31, 2011, and (2) 0.55 : 1.00 at any time thereafter,

•

a minimum fixed charge coverage ratio (defined as adjusted earnings before interest, taxes, depreciation and amortization to fixed charges) of (1) 1.50 : 1.00 as of the end of each fiscal quarter ending prior to December 31, 2011 and (2) 1.75 : 1.00 as of the fiscal quarter ending December 31, 2011, and as of each fiscal quarter ending thereafter, and

•

a maximum unencumbered leverage ratio (defined as unsecured indebtedness to unencumbered asset value) of (1) 0.60 : 1.00 until the earlier of (a) a Follow-On Offering and (b) December 31, 2011, and (2) 0.55 : 1.00 at any time thereafter.

In addition, on September 8, 2010, we and our operating partnership entered into a First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and each of the lenders identified therein, to amend the method of calculating “Total Asset Value” under our unsecured revolving credit facility.

The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Second Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit
10.1	First Amendment to Credit Agreement, dated September 8, 2010, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc. , as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Second Amendment to Credit Agreement, dated December 3, 2010, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc. , as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	Excel Trust, Inc.

	By:	/s/ James Y. Nakagawa
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit
10.1	First Amendment to Credit Agreement, dated September 8, 2010, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc. , as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Second Amendment to Credit Agreement, dated December 3, 2010, by and among Excel Trust, L.P., as Borrower, Excel Trust, Inc. , as Parent, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.